UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2006

ITLA CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)
Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events

          The following information is filed under Items 1.01 and 8.01 of Form 8-K:

          Following a review of its compensation plans and agreements, ITLA Capital Corporation (the "Company"), upon the direction of the Compensation Committee of its Board of Directors, took the following actions: (1) executed an amendment and restatement of its employment agreement, and executed a non-competition and non-solicitation agreement, with George W. Haligowski, the Company's Chairman, President and Chief Executive Officer; (2) executed change in control severance agreements with nine officers, including the following executive officers: Norval L. Bruce, Vice Chairman of the Board and Chief Credit Officer, Timothy M. Doyle, Executive Managing Director and Chief Financial Officer, Lyle C. Lodwick, Executive Managing Director and Chief Operating Officer, and Maria P. Kunac, Senior Managing Director and Chief Lending Officer (in the case of Messsrs. Bruce and Doyle and one of the other officers not named above, these agreements replace their existing change in control severance agreements with the Company); (3) amended and restated its employer securities and non-employer securities non-qualified deferred compensation plans (the "Deferred Compensation Plans") and supplemental executive retirement plan (the "SERP") primarily to conform those plans with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); (4) amended and restated its salary continuation plan (the "Salary Continuation Plan") to conform that plan with Section 409A of the Code and to make certain other changes described below; and (5) made a clarifying amendment to its 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan (the "ESIP") intended to ensure the deductibility under Section 162(m) of the Code of compensation attributable to stock options or stock appreciation rights granted under that plan to executive officers.

          Copies of the amended and restated employment agreement and non-competition and non-solicitation agreement with Mr. Haligowski, the change in control severance agreements with the executive officers named above, and the amended and restated Deferred Compensation Plans, SERP, Salary Continuation Plan and ESIP are attached as exhibits to this report and are incorporated herein by reference.

Agreements with Mr. Haligowski

          Amended and Restated Employment Agreement and Non-competition and Non-Solicitation Agreement. The amended and restated employment agreement was entered into on February 24, 2006, and constitutes an amendment and restatement of Mr. Haligowski's employment agreement with the Company dated January 28, 2000 (the "Original Employment Agreement," and as amended and restated, the "Employment Agreement"). The Employment Agreement has a five-year term which commenced effective as of January 1, 2006 and is renewable on each subsequent January 1st, as long as neither the Company nor Imperial Capital Bank, a wholly owned subsidiary of the Company (the "Bank"), has notified Mr. Haligowski at least 90 days in advance that the term will not be so extended. If a "change in control" (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, then notwithstanding the delivery of any notice of non-renewal to Mr. Haligowski, the employment term will automatically be extended until five years after the date of the change in control.

          The Employment Agreement entitles Mr. Haligowski to: (1) an annual base salary of not less than $590,000; (2) participate in any performance-based awards and discretionary bonuses paid to executive officers; (3) receive a minimum monthly housing allowance of $3,500 and, at his

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election, a minimum monthly automobile allowance of $2,600 or the use of a Company vehicle pursuant to the Company's automobile policy; (4) receive a personal life insurance policy, with premiums paid by the Company, providing a death benefit of at least four times his annual base salary; (5) receive Company-paid memberships in certain organizations and clubs; (6) up to $6,500 per year, plus imputed taxes, for the maintenance of his personal estate and tax planning; and (7) participate in benefit plans and receive other fringe benefits provided by the Company and the Bank. These provisions are the same as those contained in the Original Employment Agreement.

          The Employment Agreement provides that if Mr. Haligowski is "involuntarily terminated" prior to a change in control, then he will:(1) receive a prorated lump sum payment based on the amount of cash bonus and other cash incentive compensation paid to him for the Company's last completed fiscal year; (2) either (a)continue to receive monthly through the remaining term of the agreement one-twelfth of his base salary at the highest annual rate in effect during the three years before the termination date and one-twelfth of the average amount of cash bonus and cash incentive compensation earned by him during the two fiscal years preceding the termination date or (b) at his election, receive the amount of all payments described in (a) in a lump sum; (3) either (a) continue to receive for himself and his dependents substantially the same medical, dental and disability benefits at the same cost to him for five years after the date of termination, reduced to the extent he receives substantially the same coverage at substantially the same cost to him from another employer, or (b) at his election (or at the Company's or the Bank's election, if coverage under the Company's group plan is not available to Mr. Haligowski and his dependents), receive an amount in cash equal to the premium cost being paid by the Company or the Bank before the termination date; (4) be provided with office space and secretarial support of the same type provided during his employment for 18 months after the termination date; (5) receive title to the Company-owned or leased vehicle being used by him; (6) receive all interests maintained by the Company or the Bank in life insurance policies maintained on his life, including the cash surrender values; and (7) become vested in all of his outstanding unvested stock options and restricted stock awards held in the SERP. The term "involuntary termination" is defined to include termination of Mr. Haligowski's employment by the Company or the Bank (other than for cause or due to retirement after attaining age 65) without his consent, by Mr. Haligowski following a material reduction of or interference with his duties, responsibilities or benefits without his consent or by the Company or the Bank (or their successors) or by Mr. Haligowski at the time of or within five years after a change in control. Certain termination benefits that Mr. Haligowski was entitled to receive under his Original Employment Agreement were eliminated from his Employment Agreement as part of the amendment and restatement, specifically: (a) continuing employee and welfare benefits beyond those set forth in item 3 above and (b) consulting fees for 18 months. The only termination benefit added to the Employment Agreement by the amendment and restatement is set forth in item 6 above. This additional benefit was approved by the Compensation Committee of the Company's Board of Directors prior to its consideration of the amendment and restatement of the Original Employment Agreement and is considered to be a benefit that Mr. Haligowski was entitled to prior to January 1, 2006 and thus deemed to be part of the termination benefits that he would otherwise be entitled to receive under the Original Employment Agreement. The current value of this termination benefit (i.e., approximately $630,000) is substantially less than the current value of the termination benefits that have been eliminated from the Employment Agreement (i.e., in excess of $1 million).

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          The Employment Agreement provides that if Mr. Haligowski is involuntarily terminated in connection with or within five years after a change in control of the Company, then he will receive a lump sum payment equal to 299% of his "base amount," as defined in Section 280G of the Code, less the present value of the benefits to be received by him under the Company's Salary Continuation Plan and the accelerated vesting present value of stock options and restricted stock, to the extent such amounts are required to be considered in the calculation of parachute payments under Section 280G of the Code (the "Lump Sum Change in Control Payment"). Instead of receiving the full amount of the Lump Sum Change in Control Payment, however, Mr. Haligowski may elect to receive the continued health, medical and disability insurance benefits, 18 months of office space and secretarial support, title to his Company-owned or leased vehicle and the Company's interests in the life insurance policies on his life, each as described in the immediately preceding paragraph, in which case the amount of the Lump Sum Change in Control Payment will be reduced by the present value of these elected benefits (the "Elective Benefits"). In no event may the Lump Sum Change in Control Payment, prior to reduction for Elective Benefits, exceed the aggregate of 100% of the total value of the payments and benefits Mr. Haligowski would receive under the Employment Agreement if the involuntarily termination occurred prior to a change in control, plus 150% of his annual base salary in effect before the change in control. This resulting aggregate amount is equal to the value of Mr. Haligowski's change in control benefits under the Original Employment Agreement, excluding the SERP change in control benefit referred to in the Original Employment Agreement of 3.95 times his annual base salary but inclusive of the life insurance benefit described in the preceding paragraph (the "Original Agreement Adjusted Change in Control Benefit"). The amendment and restatement of the Original Employment Agreement eliminates Mr. Haligowski's SERP change in control benefit and his enhanced change in control benefit under the Salary Continuation Plan (i.e., no accelerated payment of full benefit over ten years). The Employment Agreement provides that if a change in control occurs on or after January 1, 2008, the Lump Sum Change in Control Payment prior to reduction for Elective Benefits may not be less than the Original Agreement Adjusted Change in Control Benefit less $1.0 million, notwithstanding the fact that this amount exceeds 299% of Mr. Haligowski's base amount.

          Mr. Haligowski's non-competition and non-solicitation agreement (the "Non-Competition Agreement") was entered into on February 24, 2006. Like the Employment Agreement, the Non-Competition Agreement has a five-year term which commenced effective as of January 1, 2006. Mr. Haligowski's forbearance obligations under the Non-Competition Agreement begin on his employment termination in connection with or following an acquisition of the Company or the Bank and continues for three years thereafter (the "Restricted Period"). Mr. Haligowski will receive aggregate payments of $3.5 million during the Restricted Period in consideration of his compliance with his obligations under the Non-Competition Agreement during the Restricted Period. The Company has the unilateral right to extend the term of the Non-Competition Agreement for an additional five year term by adjusting the compensation to be paid to Mr. Haligowski under that agreement.

          It is intended that the Lump Sum Change in Control Payment, together with the $3.5 million in payments to be made to Mr. Haligowski under the Non-Competition Agreement, shall not be substantially greater or less than the change in control benefits Mr. Haligowski would have received under the Original Employment Agreement inclusive of the SERP change in control benefit referred to in the Original Employment Agreement.

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          The Employment Agreement provides that if any payments or benefits to be provided under the agreement in combination with any payments or benefits under other plans or arrangements constitute "excess parachute payments" under Section 280G of the Code, Mr. Haligowski will be paid an additional amount (referred to as a "gross up payment") that will offset, on an after tax basis, the effect of any excise tax consequently imposed upon him under Section 4999 of the Code. This is the same provision that was contained in the Original Employment Agreement.

          Under the Employment Agreement, if Mr. Haligowski is terminated due to disability or death, then he or his estate will be entitled to the same payments and benefits to which he would have been entitled if he were involuntarily terminated prior to a change in control, other than the continued use of office space and secretarial support, plus a prorated amount of any bonus or other incentive compensation for the year in which the termination occurs. If Mr. Haligowski voluntarily terminates his employment other than for a reason that constitutes involuntary termination or other than in connection with or within five years after a change in control, he will receive his base salary and benefits earned through the date of termination plus any benefit continuation required by law. If Mr. Haligowski's employment is terminated for cause, the Company will have no obligations to him under the Employment Agreement, other than any benefit continuation required by law. While the disability benefit was added by the amendment and restatement of the Original Employment Agreement, the other provisions are the same as those contained in the Original Employment Agreement.

Salary Continuation Plan

          The Salary Continuation Plan, which was originally adopted by the Company in March 2000 and in which Mr. Haligowski is currently the only participant, was amended to eliminate an enhanced change in control benefit, which was to provide for an increased monthly payout over ten years instead of over 15 years as with other types of termination, and to eliminate the reduction in benefit that was to occur if the participant voluntarily terminated his employment before retirement age. As a result, under the amended plan, if the participant's employment is terminated for any reason other than cause, or if the participant retires after attaining age 65, the participant will begin receiving his full salary continuation benefit six months thereafter (or starting on the first day of the next calendar month, if termination is due to death or disability), payable monthly over 15 years. The amount of Mr. Haligowski's annual salary continuation benefit, which was not changed by the amendment, is 75% of his average annual base salary for the three full calendar years preceding the year in which termination occurs or in which he attains age 65.

          In addition to the modifications described above, a number of other amendments were made to the Salary Continuation Plan to conform the plan to Section 409A of the Code, including changes to definitions, the elimination of the Company's ability to accelerate benefits and changes to plan termination provisions.

Change in Control Severance Agreements

          As of February 24, 2006, the Company had executed change in control severance agreements with Messrs. Bruce, Doyle and Lodwick and Ms. Kunac and with five other officers. As noted above, in the

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case of Messsrs. Bruce and Doyle and one of the other officers not named above, these agreements replace their existing change in control severance agreements with the Company. The terms of the agreements are three years for the agreements with Messrs. Bruce and Doyle and one year for each of the other agreements, beginning effective as of February 1, 2006 and renewable on each subsequent February 1st, as long as neither the Company nor the officer gives notice to the other at least 90 days in advance that the term will not be so extended. If a "change in control" (as defined in the agreement) occurs during the term of the agreement, then notwithstanding the delivery of any non-renewal notice, the agreement term will automatically be extended until three years, in the case of the agreements with Messrs. Bruce and Doyle, or two years, in the case of each of the other agreements, after the date of the change in control.

          The agreements with Messrs. Bruce and Doyle provides that if their employment is terminated for any reason other than cause within six months before or within three years after a change in control, or if the officer terminates his employment for any reason within one year after a change in control, he will: (1) receive a lump sum payment equal to 299% of his "base amount" (not to exceed $1.0 million in the case of Mr. Bruce and $1.25 million in the case of Mr. Doyle); (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for two years after the termination date, in the case of Mr. Bruce, and three years after the termination date, in the case of Mr. Doyle, or (b) at his election, (or at the Company's election, if coverage under the Company's group plan is not available to the officer) receive an amount in cash equal to the premium cost being paid by the Company before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 24 times, in the case of Mr. Bruce, and 36 times, in the case of Mr. Doyle, the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his outstanding unvested stock options and restricted stock awards.

          Each of the other agreements provide that if the officer's employment is "involuntarily terminated" in connection with or within two years after a change in control, he or she will: (1) receive a lump sum payment equal to the sum of (a) a multiple of his or her base salary on the date of the change in control or the date of termination, whichever is greater (1.5 times, in the case of Mr. Lodwick and Ms. Kunac and two of the other officers and 1 times, in the case of each of the three remaining other officers) and (b) a prorated bonus amount for the year in which the termination occurs based on the officer's prior year annual bonus, (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for a specified period after the termination date (18 months, in the case of Mr. Lodwick and Ms. Kunac and two of the other officers and one year, in the case of each of the three remaining other officers), or (b) at his or her election (or at the Company's election, if coverage under the Company's group plan is not available to the officer), receive an amount in cash equal to the premium cost being paid by the Company before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or her or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 18 times, in the case of Mr. Lodwick and Ms. Kunac and two of the other officers, and 12 times, in the case of each of the three remaining other officers, the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his or her outstanding unvested stock options and restricted stock awards.

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          Each agreement provides that to the extent the value and amounts of benefits under the agreement, together with any other amounts and the value of other benefits received by the officer in connection with a change in control would cause any amount to be non-deductible by the Company pursuant to Section 280G of the Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G.

Deferred Compensation Plans and SERP

          The Deferred Compensation Plans and the SERP were amended primarily to conform these plans to Section 409A of the Code. The modifications to the Deferred Compensation Plans primarily relate to the timing of deferral elections, the distribution of account balances and plan termination provisions. Similar type modifications have been made to the SERP. The Deferred Compensation Plans were also amended to expand the employees eligible to participate to include any employee at or above the level of Deputy Managing Director and any employee who in the previous year earned commissions of at least $200,000 from the Company and its subsidiaries.

ESIP

          The ESIP was amended to specifically state the maximum number of shares with respect to which stock options or stock appreciation rights may be granted under the plan during any calendar year. This amendment was made to ensure the deductibility under Section 162(m) of the Code of compensation attributable to stock options or stock appreciation rights granted under the ESIP to executive officers.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
10.1	Amended and Restated Employment Agreement between ITLA Capital Corporation and George W. Haligowski
10.2	Non-Competition and Non-Solicitation Agreement between ITLA Capital Corporation and George W. Haligowski
10.3	ITLA Capital Corporation Amended and Restated Salary Continuation Plan
10.4	Change in Control Severance Agreement between ITLA Capital Corporation and Norval L. Bruce
10.5	Change in Control Severance Agreement between ITLA Capital Corporation and Timothy M. Doyle
10.6	Change in Control Severance Agreement between ITLA Capital Corporation and Lyle C. Lodwick
10.7	Change in Control Severance Agreement between ITLA Capital Corporation and Maria P. Kunac
10.8	ITLA Capital Corporation 409A Consolidated Non-Qualified (Employer Securities) 2005 Deferred Compensation Plan
10.9	ITLA Capital Corporation 409A Consolidated Non-Qualified (Non-Employer Securities) 2005 Deferred Compensation Plan
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10.10	ITLA Capital Corporation Amended and Restated Supplemental Executive Retirement Plan
10.11	Amended and Restated ITLA Capital Corporation 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan
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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITLA CAPITAL CORPORATION
Date: February 24, 2006	By:	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer
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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between ITLA Capital Corporation and George W. Haligowski
10.2	Non-Competition and Non-Solicitation Agreement between ITLA Capital Corporation and George W. Haligowski
10.3	ITLA Capital Corporation Amended and Restated Salary Continuation Plan
10.4	Change in Control Severance Agreement between ITLA Capital Corporation and Norval L. Bruce
10.5	Change in Control Severance Agreement between ITLA Capital Corporation and Timothy M. Doyle
10.6	Change in Control Severance Agreement between ITLA Capital Corporation and Lyle C. Lodwick
10.7	Change in Control Severance Agreement between ITLA Capital Corporation and Maria P. Kunac
10.8	ITLA Capital Corporation 409A Consolidated Non-Qualified (Employer Securities) 2005 Deferred Compensation Plan
10.9	ITLA Capital Corporation 409A Consolidated Non-Qualified (Non-Employer Securities) 2005 Deferred Compensation Plan
10.10	ITLA Capital Corporation Amended and Restated Supplemental Executive Retirement Plan
10.11	Amended and Restated ITLA Capital Corporation 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan